Exhibit 10.1

Execution Version

LOAN AGREEMENT

($11,000,000 Term Loan, $4,000,000 Accordion, and $3,000,000 Line of Credit)

THIS LOAN AGREEMENT (this “Agreement”) is made effective as July 15, 2026 (the “Effective Date”), by and among PASADENA PRIVATE LENDING INC., a Delaware corporation (together with its successors and assigns, “Lender”), STARCO BRANDS, INC., an Nevada corporation (“Starco”), STARCO BRANDS, LLC, a Nevada limited liability company (“Starco Brands”), STARCO MANUFACTURING, LLC, a Nevada limited liability company (“Starco Manufacturing”), THE AOS GROUP INC., a Delaware corporation (“AOS”), SOYLENT NUTRITION, INC., a Delaware corporation (“Soylent”), SKYLAR BODY, LLC, a Delaware limited liability company (“Skylar”), WHIPSHOTS, LLC, a Wyoming limited liability company (“Whipshots”), WHIPSHOTS HOLDINGS, LLC, a Delaware limited liability company (“Whipshots Holdings” and, together with Starco, Starco Brands, Starco Manufacturing, AOS, Soylent, Skylar, Whipshots and each Additional Borrower, each, jointly and severally, collectively, “Borrowers” and, each individually, a “Borrower”), ROSS SKLAR, an individual residing in the State of California (“Individual Guarantor”), [REDACTED] IRREVOCABLE TRUST, a trust organized and existing under the laws of the State of California (“[REDACTED] Trust”), [REDACTED] IRREVOCABLE TRUST, a trust organized and existing under the laws of the State of California (“[REDACTED] Trust”), [REDACTED] IRREVOCABLE TRUST, a trust organized and existing under the laws of the State of California (“[REDACTED] Trust”), [REDACTED] TRUST, a trust organized and existing under the laws of the State of California (“Family Trust” and together with [REDACTED] Trust, the “Trust Guarantors” and, together with the Individual Guarantor, the “Guarantors”), with respect to the following:

1. DEFINITIONS. As used in this Agreement, the following definitions shall apply:

“Accordion Effective Date” has the meaning given to such term in Section 2(b).

“Accordion Notice” has the meaning given to such term in Section 2(b).

“Accordion Term Loans” has the meaning given to such term in Section 2(b).

“Accordion Term Note” has the meaning given to such term in Section 2(b).

“Additional Borrower Joinder Agreement” means an Additional Borrower Joinder Agreement in the form of Exhibit H hereto or such other form as Lender may permit in its discretion.

“Additional Borrowers” means, collectively, Custom Foods, ICC, SFB AcqCo, each other Person that becomes a Borrower after the Effective Date pursuant to Section 5(m), and “Additional Borrower” means each of the Additional Borrowers, individually.

“Affiliate” means, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all Equity Interests in such Person, or (ii) controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning given to such term in the preamble hereto.

“AOS” has the meaning given to such term in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Basis Point” means one one-hundredth of one percent (0.01%).

“Borrowers” has the meaning given to such term in the preamble hereto.

“Business Day” means any day other than Saturday, Sunday and any day which is a legal holiday in the State of California.

“Collateral” means the Personal Property Collateral and the Pledged Collateral.

“Collateral Assignment of Acquisition Documents” means the Collateral Assignment of Acquisition Documents, dated as of the Custom Foods Acquisition Effective Date, executed by Starco Manufacturing in favor of Lender in connection with this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

“Collateral Assignment of RWI Policy” means the Collateral Assignment of Representations and Warranties Insurance Policy, dated as of the Custom Foods Acquisition Effective Date, executed by Starco Manufacturing, the Seller and insurer under the Custom Foods RWI Policy in favor of Lender in connection with this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

“Custom Foods” means Custom Foods, LLC, a Delaware limited liability company.

“Custom Foods Acquisition” means the acquisition by Starco Manufacturing of all of the issued and outstanding limited liability company interests of Custom Foods, pursuant to the terms of the Custom Foods Purchase Agreement.

“Custom Foods Acquisition Effective Date” means the Closing Date under and as defined in the Custom Foods Purchase Agreement.

“Custom Foods Earnout” means the earn-out payments payable to Custom Foods Holdings under Section 3.05 of the Custom Foods Purchase Agreement.

“Custom Foods Earnout Subordination Agreement” means the Earnout Subordination Agreement, dated as of the Custom Foods Acquisition Effective Date, executed by Starco Manufacturing and [the Seller] in favor of Lender in connection with this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

“Custom Foods Holdings” means Custom Foods Holdings, LLC, a Delaware limited liability company.

“Custom Foods Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of July 15, 2026, by and among Starco, Starco Manufacturing, Custom Foods, and Custom Foods Holdings, as may be amended or otherwise modified in accordance with the terms of this Agreement.

“Custom Foods RWI Policy” means the representations and warranties insurance policy obtained in connection with the Custom Foods Acquisition.

“Debt” means the outstanding principal amounts of the Loans and the Junior Debt together with all accrued and unpaid interest thereon and all other sums due to Lender or any Junior Debt holder(s) with respect to the same.

“Default” shall mean any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

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“Draw Period” means the period commencing on the Effective Date and terminating on the earliest to occur of: (a) 1:00 p.m. Los Angeles, California time on the twenty-four (24) month anniversary of the Effective Date, as such date may be extended at the Lender’s election, and (b) the date of the occurrence of an Event of Default, unless otherwise agreed to by Lender in its sole discretion.

“Draw Request” has the meaning given to such term in Section 2(c)(ii).

“EBITDA” means, with respect to any period, the net income (or loss) for that period, plus interest expense for that period, plus federal, state, and local income taxes, if any, for that period, plus depreciation and amortization charges for that period, plus any non-cash compensation charges for such period, plus any owner compensation in excess of $250,000, plus any other non-cash charges incurred for such period, plus (x) any pro forma adjustments in such period for performance improvement measures, plus (y) any pro forma synergies in such period from acquisitions; provided, however, that in respect of clauses (x) and (y) above (i) such amounts shall calculated net of the amount of actual benefits realized prior to or during such period from such actions, and (ii) a responsible officer of the Borrowers shall certify to the Lender that such pro forma amounts are factually supportable, reasonably identifiable, reasonably attributable to the actions specified and expected to have a continuing impact on the operations of the Borrowers and that substantial steps have been taken, and that the benefits resulting therefrom are anticipated to be realized within 12 months; provided, further, that all extraordinary or non-recurring gains, losses, charges or expenses for a period will be excluded from net income (loss) in calculating EBITDA for such period; provided, further, that solely for calculating EBITDA to determine compliance with the financial covenants in Section 5(a) (and not for the purposes of determining the availability or amount of any covenant baskets or carve-outs, if any), to the extent that during such period any Person included in the calculation of EBITDA for such period has consummated an acquisition that is permitted by this Agreement of another Person, business property or assets, then EBITDA shall be calculated to on a Pro Forma Basis with respect to such Person, business, property or assets so acquired.

“EBITDA to All Interest and Loan Amortization Ratio” means, for any period, measured through the most recent fiscal quarter end and on a four-quarter trailing basis as applicable, the ratio of (a) Borrowers’ EBITDA determined on a combined basis for such period, to (b) the sum of the cash interest and principal payments due, declared or paid on all Debt for the same period. For purposes of this ratio, (i) prior to the one (1) year anniversary of the Effective Date, the period shall consist of the period from the Effective Date to the date the ratio is measured, and (ii) subsequent to the one (1) year anniversary of the Effective Date, the period shall consist of the preceding twelve (12) months from the date the ratio is measured.

“Effective Date” has the meaning given to such term in the preamble hereto.

“Embargoed Person” means any Person identified by OFAC or any other Person with whom a Person residing in the United States of America may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States of America.

“Encumbrance” means any charge, equitable interest, deed of trust, lien, option, pledge, security interest, or right of first refusal.

“Equity Cure Contribution” has the meaning given to such term in Section 7(b).

“Equity Cure Right” has the meaning given to such term in Section 7(b).

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“Equity Interest(s)” means all shares of common or preferred stock, partnership interests, membership interests, membership units or other ownership interests in any Person and all warrants, options or other rights to acquire the same.

“Event of Default” has the meaning given to such term in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Family Trust” has the meaning given to such term in the preamble hereto.

“Financial Covenant” has the meaning given to such term in Section 5(a).

“Fixed Charge Coverage Ratio” means, for any period, measured through the most recent fiscal quarter end and on a four-quarter trailing basis as applicable, the ratio of (a) Borrowers’ EBITDA for such period, to (b) the principal payments due on the Loans in cash for such period and interest expense on the Loans in cash for such period.

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report; provided, however, that GAAP with respect to any interim financial statements, reports or certificates shall be deemed subject to fiscal year-end adjustments and footnotes made in accordance with GAAP.

“Guarantors” has the meaning given to such term in the preamble hereto.

“ICC” means International Commissary Corporation, a California corporation.

“Indebtedness” means, without duplication, (a) indebtedness for borrowed money or the deferred price of property or services (other than trade accounts payable incurred in the ordinary course of business and not past due for more than ninety (90) days and accrued obligations incurred in the ordinary course of business if not paid after becoming due and payable), (b) reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, (e) all obligations upon which interest charges are customarily paid, (f) all liabilities under any Prohibited Financing Program that would be outstanding as principal at such time thereunder if the same were structured as a lending arrangement rather than a purchase and sale (or similar) arrangement, (g) all direct or indirect liability, contingent or otherwise, with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, or (h) all direct or indirect liability, contingent or otherwise, to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement.

“Individual Guarantor” has the meaning given to such term in the preamble hereto.

“Initial Term Loan” has the meaning given to such term in Section 2(a).

“Initial Term Note” has the meaning given to such term in Section 2(a).

“[REDACTED] Trust” has the meaning given to such term in the preamble hereto.

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“Junior Debt” means all Indebtedness of any Borrower owing (a) to any Affiliate of Borrower, (b) to any direct or indirect shareholder or member of any Borrower, including the Starco Bridge Note, or (c) in respect of the Custom Foods Earnout; provided that the holder of such Junior Debt shall have executed and delivered to Lender a subordination agreement relating to such Indebtedness and any Lien securing such Indebtedness which is consistent with the requirements of this Agreement and otherwise in form and substance reasonably satisfactory to Lender.

“Lender” has the meaning given to such term in the preamble hereto.

“Line of Credit” has the meaning given to such term in Section 2(c).

“Line of Credit Note” has the meaning given to such term in Section 2(c).

“Loan Documents” has the meaning given to such term in Section 3.

“Loan Parties” means the Borrowers and the Guarantors.

“Loans” means the loans described in Section 2.

“Material Adverse Effect” means a material adverse effect on (i) the value, current use or operation of the property of any Borrower, (ii) the business, operations or condition (financial or otherwise) of any Loan Party, (iii) any Loan Party’s ability to pay its obligations when due, or (iv) any Loan Party’s ability to perform its obligations under the Loan Documents.

“Maximum LOC Amount” has the meaning given to such term in Section 2(c).

“Maximum Senior Debt to EBITDA Ratio” means, with respect to any period, measured through the most recent fiscal quarter end and on a four-quarter trailing basis as applicable, (i) the outstanding balance of the Loans as of the date of determination, divided by (ii) Borrowers’ EBITDA for such period.

“[REDACTED] Trust” has the meaning given to such term in the preamble hereto.

“[REDACTED] Trust” has the meaning given to such term in the preamble hereto.

“Note” and “Notes” has the meaning given such terms in Section 2, together with each promissory note issued upon assignment of all or any portion of Lender’s interest in the Loan and any instruments issued in amendment, restatement or replacement of any of the foregoing.

“Permitted Encumbrances” means:

(a) Encumbrances granted in favor of Lender to secure the Loans or other obligations under the Loan Documents;

(b) Encumbrances for taxes, assessments or governmental charges or levies not yet due or, if due, that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside for the payment of such amounts by such Person and for which appropriate provisions are maintained on the books of such Person in accordance with GAAP;

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(c) Encumbrances of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Encumbrances, in each case imposed by law or arising in the ordinary course of business, that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(d) Encumbrances, pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Encumbrance imposed by the United States Employee Retirement Income Security Act of 1974, as amended), (ii) to secure the performance of bids, tenders, leases (other than capital leases), sales or other trade contracts (other than for the repayment of borrowed money), (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds and other obligations of a like nature incurred in the ordinary course of business (in each case not related to judgments or litigation), or (iv) to vendors or suppliers to procure goods, services or equipment;

(e) Easements, zoning restrictions, encroachments, rights-of-way and other similar encumbrances or restrictions affecting real property of any Borrower as of the date hereof (but expressly excluding monetary Encumbrances), or with respect to any such future easements, zoning restrictions, encroachments, rights-of-way and other encumbrances or restrictions, that may affect such real property from time to time (but expressly excluding monetary Encumbrances), and that do not in any such case, either individually or in the aggregate, and whether now existing or existing in the future, materially interfere with the ability of any Borrower to conduct its business or to utilize such real property for its intended purposes, and that further do not in any case, either individually or in the aggregate, materially detract from the value of the real property subject thereto;

(f) Encumbrances arising solely by virtue of any contractual or statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts and other funds maintained with a creditor depository institution; provided, that any such deposit account is not a dedicated cash collateral account in favor of such depository institution and not otherwise intended to provide collateral security (other than for customary account commissions, fees and reimbursable expenses relating solely to such deposit account, and for returned items);

(g) Non-exclusive licenses or sublicenses of intellectual property granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of any Borrower;

(h) Any interest of a licensor or sublicensor under any license or sublicense permitted by this Agreement as to which any Borrower is the licensee or sublicensee, if such license or sublicense was granted in the ordinary course of business and does not materially interfere with the business of such Borrower;

(i) Real estate security deposits with respect to leaseholds in the ordinary course of business;

(j) Any interest or title of a lessor under any lease (including any capital lease) or sublease entered into by any Borrower in the ordinary course of its business and covering only the assets so leased;

(k) Encumbrances with Lender’s prior written consent that secure any Indebtedness described in clause (c), (i), or (j) of the definition of “Permitted Indebtedness”;

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(l) Encumbrances solely on any cash earnest money deposits made by any Borrower or any of its Affiliates in connection with any letter of intent or purchase agreement permitted hereunder; and

(m) Encumbrances existing on the Effective Date and listed on Schedule 4(d).

“Permitted Indebtedness” means:

(a) Borrowers’ Indebtedness to Lender under this Agreement and the other Loan Documents;

(b) Indebtedness incurred in the ordinary course of business in respect of bid bonds, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance or surety bonds, appeal bonds or similar obligations issued for the account of, and completion guarantees and similar obligations provided by any Borrower or its subsidiaries, including unsecured guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;

(c) Junior Debt;

(d) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(e) (i) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business (and not in respect of any borrowed money) and (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, credit card, purchase card or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services (including automated clearinghouse (ACH) transfers) in the ordinary course of business; provided that such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(f) Indebtedness incurred by any Borrower in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims, in each case, in the ordinary course of business;

(g) Indebtedness constituting contingent or deferred payment obligations (including, but not limited to, seller financing or severance, retention, earn-out, non-compete and consulting payments, together with any interest or similar charge of expense imputed or otherwise accrued in respect to any of the foregoing);

(h) Indebtedness constituting (i) accounts payable (including trade payables) incurred in the ordinary course of business and past due for more than ninety (90) days, or (ii) unpaid take-or-pay obligations, collectively in an aggregate amount not to exceed $1,000,000 at any time;

(i) Indebtedness existing on the Effective Date and listed on Schedule 4(c).

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(j) Indebtedness in an aggregate amount not to exceed $100,000 at any time; and

(k) other Indebtedness with Lender’s prior written consent.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property Collateral” means the “Collateral” as such term is defined in the Security Agreements.

“Pledge Agreement (Additional Borrowers)” shall mean that certain Pledge Agreement, dated of even date herewith, executed by Starco Manufacturing, as pledgor, for the benefit of Lender, as pledgee, pursuant to which Starco Manufacturing will pledge all of its right, title and interest in and to ownership interests in Custom Foods, ICC and SFB AcqCo, as the same may be amended, modified, supplemented or restated from time to time.

“Pledge Agreement (Initial Borrowers)” shall mean that certain Pledge Agreement, dated of even date herewith, executed by the pledgors party thereto, for the benefit of Lender, as pledgee, pursuant to which such pledgors will pledge all of their respective right, title and interest in and to ownership interests in Starco Manufacturing, Starco Brands, AOS, Soylent, Skylar, Whipshots and Whipshots Holdings, as the same may be amended, modified, supplemented or restated from time to time.

“Pledge Agreements” shall mean the Pledge Agreement (Additional Borrowers) and the Pledge Agreement (Initial Borrowers), together with any other pledge or similar agreement from time to time executed by Borrower or any Pledgor or any other Person for the benefit of Lender and intended to secure the Loans or any obligations under this Agreement.

“Pledged Collateral” shall mean the “Pledged Collateral” as defined in the Pledge Agreements.

“Pledgor” shall have the meaning specified in the Pledge Agreements.

“Property” shall mean all property and assets of Borrowers, including, without limitation, all Personal Property Collateral.

“Pro Forma Basis” shall mean with respect to any Person, business, property or asset acquired, the inclusion of the EBITDA of such Person, business, property or asset as if such acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP.

“Prohibited Financing Programs” means any merchant cash advance program or any other financing, factoring or other cash advance program providing for the advance sale or other disposition of trade or other receivables or other similar assets.

“Quarterly Compliance Certificate” has the meaning given to such term in Section 5(a).

“Restricted Payment” means (a) any payment of any part or all of any Junior Debt and (b) any payment of any dividends, distributions or other amounts to any shareholder, member, manager or any other Affiliate of any Borrower.

“SEC” means the United States Securities and Exchange Commission.

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“SEC Reports” has the meaning given to such term in Section 4(c)(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement (Additional Borrowers)” means that certain Security Agreement, dated of even date with this Agreement, by Custom Foods, ICC and SFB AcqCo for the benefit of Lender and granting a lien and security interest in the applicable Collateral as security for the Loan, as the same may be amended, modified, supplemented or restated from time to time.

“Security Agreement (Initial Borrowers)” means that certain Security Agreement, dated of even date with this Agreement, by Starco, Starco Brands, Starco Manufacturing, AOS, Soylent, Skylar, Whipshots and Whipshots Holdings for the benefit of Lender and granting a lien and security interest in the applicable Collateral as security for the Loan, as the same may be amended, modified, supplemented or restated from time to time.

“Security Agreements” shall mean the Security Agreement (Additional Borrowers) and the Security Agreement (Initial Borrowers), together with any other security or similar agreement from time to time executed by any Borrower or any other Person for the benefit of Lender and intended to secure the Loans or any obligations under this Agreement.

“Seller” means Custom Foods Holdings.

“SFB AcqCo” means SFB AcqCo, LLC, a Delaware limited liability company.

“Skylar” has the meaning given to such term in the preamble hereto.

“Soylent” has the meaning given to such term in the preamble hereto.

“Starco” has the meaning given to such term in the preamble hereto.

“Starco Brands” has the meaning given to such term in the preamble hereto.

“Starco Bridge Note” means that certain Bridge Term Loan Promissory Note dated as of December 22, 2025, executed and delivered by Starco in the original principal amount of Five Million Dollars ($5,000,000.00) and payable to Starco Group, as in effect on the Effective Date.

“Starco Group” means The Starco Group, Inc., a Wyoming corporation.

“Starco Group Borrowers” means Starco Group and Temperance Distilling Company, an Ohio corporation.

“Starco Group Loan Agreement” means that certain Loan Agreement dated as of December 17, 2025, by and among the Starco Group Borrowers, as borrowers, the guarantors party thereto, and Lender, as lender, as the same may be amended, modified, supplemented or restated from time to time in accordance with it terms.

“Starco Manufacturing” has the meaning given to such term in the preamble hereto.

“Term Loan Amount” has the meaning given to such term in Section 2(a).

“Term Loan Increase” has the meaning given to such term in Section 2(b).

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“Trust Guarantors” has the meaning given to such term in the preamble hereto.

“Whipshots” has the meaning given to such term in the preamble hereto.

“Whipshots Holdings” has the meaning given to such term in the preamble hereto.

2. COMMITMENT TO LOAN. Subject to the terms, provisions and conditions of this Agreement, Lender will make and each Borrower will accept and repay, in accordance with the terms hereof, the following loans (collectively, the “Loans”):

(a) Term Loan. On the Effective Date, a loan (the “Initial Term Loan”) in the original principal amount of ELEVEN MILLION THOUSAND Dollars ($11,000,000) (the “Term Loan Amount”, as may be increased by the amount of the Term Loan Increase (as defined below)), evidenced by that certain Term Loan Promissory Note in the form attached hereto as Exhibit A.1 (the “Initial Term Loan Note”) executed by Borrowers and payable to the order of Lender in the Term Loan Amount. Amounts borrowed as the Initial Term Loan that are repaid or prepaid may not be reborrowed.

(b) Accordion. At any time during the period from and after the Effective Date and until the two-year anniversary of the Effective Date, at the option of Borrowers (but subject to the conditions set forth below), Borrowers may provide written notice (the “Accordion Notice”) to Lender that the Term Loan Amount be increased by additional term loans (the “Accordion Term Loans”) in an amount in the aggregate for all such notices not to exceed FOUR MILLION AND NO/100 Dollars ($4,000,000.00) (each such increase, a “Term Loan Increase”); provided that each funding by Lender of the Accordion Term Loans shall be subject to the following conditions: (1) each Accordion Notice shall be delivered by Borrowers to Lender at least fifteen (15) days prior to Borrowers’ desired funding date (each such funding date, the “Accordion Effective Date”) for an Accordion Term Loan, (2) each Accordion Notice and Term Loan Increase shall be in the amount of ONE MILLION AND NO/100 Dollars ($1,000,000.00) and there shall be no more than four (4) Term Loan Increases during the term of this Agreement, (3) each Loan Party is in compliance with all covenants, terms and obligations under the Loan Documents on the date of each Accordion Notice and on the date of funding of any such Accordion Term Loan, (4) Lender shall have received from Borrowers all information reasonably requested related to the Collateral and the Loan Parties’ business performance and Lender shall be satisfied, in its reasonable discretion (i) with the scope of the Collateral and (ii) with the Loan Parties’ business performance, (5) Lender shall have received an executed Accordion Term Note in the form attached hereto as Exhibit A.2. (each, an “Accordion Term Note”) dated as of each Accordion Effective Date and (6) Lender shall have received all outstanding fees and other expenses required to be paid by Borrowers pursuant to Section 10 of this Agreement (which such amounts may be offset against the proceeds of the applicable Accordion Term Loan). Borrowers shall be fully responsible for the full and timely payment of the Accordion Term Loans and the performance of all covenants and agreements set forth in this Agreement, the Notes, and the other Loan Documents. Upon the funding of any Accordion Term Loan on any Accordion Effective Date, the definition of “Loan” herein shall include such Accordion Term Loan and the definition of “Term Loan Amount” shall include the funded amount pursuant to any such Term Loan Increase.

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(c) Line of Credit. A revolving line of credit (the “Line of Credit”) in the principal amount of up to THREE MILLION Dollars ($3,000,000) (the “Maximum LOC Amount”) evidenced by that certain Line of Credit Promissory Note in the form attached hereto as Exhibit B (the “Line of Credit Note”) executed by Borrowers and payable to the order of Lender in the Maximum LOC Amount. The Term Loan Note, each Accordion Term Note and the Line of Credit Note are sometimes each individually referred to herein as, a “Note,” and collectively as, the “Notes.”

(i) Allowable Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make such direct advances under the Line of Credit (each, an “Advance”) to and for the benefit of Borrowers, at such times and in such amounts as Borrowers may from time-to-time request during the Draw Period; provided, however, that the total aggregate principal balance of all Advances outstanding at any time shall not exceed the Maximum LOC Amount, and provided further, that Borrowers shall not be entitled to any Advances if (i) a Default or Event of Default has occurred and is continuing (or a Default or Event of Default would result therefrom) under this Agreement or any other Loan Document or (ii) the representations and warranties set forth in Section 4 are untrue in any material respect.

(ii) Procedure for Draw Requests. Draw requests shall be made by written notice to Lender (each, a “Draw Request”). Lender shall deliver the amount of the Advance set forth in the Draw Request within five (5) Business Days following receipt of the Draw Request delivered in accordance with the notice provisions of Section 13 of this Agreement. In the event any Borrower submits more than one Draw Request in any calendar month or makes more than one repayment to Lender under the Line of Credit in any calendar month, Borrowers shall pay a fee of $1,000 for each additional Draw Request or repayment, as applicable. Advances made by Lender to Borrowers hereunder which have been repaid may be borrowed again during the Draw Period provided that the total outstanding principal balance of the Advances does not exceed the Maximum LOC Amount; provided, however, as of 1:00 p.m. Los Angeles, California time on the last day of the Draw Period, no additional Draw Requests shall be made by Borrowers. All Advances and repayments hereunder shall be evidenced by entries on the books and records of Lender which shall be presumptive evidence of the principal amount and interest owing and unpaid under this Agreement, or any renewal or extension hereof absent manifest error. The failure to record any such amount or any error in recording any such amount, shall not limit or otherwise affect the obligations of Borrowers hereunder or under any note to repay the principal amount of such liabilities, together with all interest accruing thereon.

(d) Cross-Defaulted; Cross-Collateralized. Each Borrower acknowledges and agrees that the Notes are cross-defaulted, such that a default under one Note shall constitute a default under the other Note. Each Borrower further acknowledges and agrees that the Notes are cross-collateralized, such that the security provided in Section 3 of this Agreement secures the payment and performance of both of the Notes, and a default under either Note shall trigger a right in favor of Lender, in its discretion, to exercise its remedies against all security granted hereunder.

3. GUARANTY AND SECURITY. In order to induce Lender to enter into this Agreement and make the Loans to Borrowers, payment of all indebtedness and liabilities of Borrowers to Lender, and performance of all obligations, due or to become due under the Notes shall be: (x) guaranteed by that certain Guaranty in the form attached as Exhibit C hereto (the “Guaranty”) executed by Individual Guarantor and Trust Guarantors; and (y) shall be secured by: (i) the Pledge Agreements in the form attached as Exhibit D.1. and D.2. hereto, respectively; (ii) the Security Agreements in the form attached as Exhibit E.1 and E.2. hereto; and (iii) Uniform Commercial Code Financing Statements evidencing the Collateral described in the Pledge Agreements and the Security Agreements, for the benefit of Lender (collectively, the “UCCs”). This Agreement, the Notes, the Guaranties, the Pledge Agreements, the Security Agreements, the UCCs, the Collateral Assignment of Acquisition Documents, the Collateral Assignment of RWI Policy, the Custom Foods Earnout Subordination Agreement, each Additional Borrower Joinder Agreement, and any and all other documents now or hereafter given to evidence or secure payment of all indebtedness and liabilities of Borrowers to Lender under the Loans described in this Agreement, or delivered to induce Lender to disburse the Loans to Borrowers, as such documents may hereafter be amended, modified, supplemented or restated from time-to-time are collectively referred to as the “Loan Documents”).

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4. REPRESENTATIONS AND WARRANTIES. Each of the Loan Parties represents and warrants to Lender solely in respect of itself and its Subsidiaries, as of the Effective Date and each date a Loan is funded under this Agreement, as follows:

(a) Representations. (i) Each of the Loan Parties (other than the Trust Guarantors and Individual Guarantor) is duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, and possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged; (ii) this Agreement and the other Loan Documents to which such Loan Party is a party have been duly executed and delivered by or on behalf of each such Loan Party and constitute the legal, valid and binding obligations of each such Loan Party enforceable against such Loan Party in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally; and (iii) the execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances or otherwise pursuant to the Loan Documents) upon any of the property or assets of the Loan Parties, as applicable, pursuant to the terms of any agreement or instrument to which they are a party or by which their property or assets are subject.

(b) No Litigation or Regulatory Censure. Except as set forth on Schedule 4(b) hereto (as updated from time to time so long as such update is expressly approved in writing by Lender in its reasonable discretion), there is no pending, nor to any Loan Party’s Knowledge threatened, litigation, legal action, arbitration, proceeding, demand, claim or investigation with respect to any Loan Party or the Collateral that, if determined adversely, would reasonably be expected to have or does have a Material Adverse Effect.

(c) Financial Statements.

(i) Starco has filed all reports, schedules, forms, statements and other documents required to be filed by Starco under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as Starco was required by law or regulation to file such materials) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Starco included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

(ii) All financial data, including, without limitation, the SEC Reports, the balance sheets, statements of cash flow, and statements of income and operating expense that have been delivered to Lender in respect of Borrowers, Guarantors and/or the Personal Property Collateral (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrowers, Guarantors or the Personal Property Collateral, as applicable, as of the date of such reports, (c) accurately represent all Indebtedness (including any guaranty, hold harmless or similar arrangement with respect to any Indebtedness) of Borrowers and Guarantors and (d) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (federal tax basis accounting or such other method of accounting acceptable to Lender) throughout the periods covered, except as disclosed therein.

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(iii) No Borrower or Guarantor has any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Borrower or Guarantor, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no change in the financial condition, operations or business of Borrowers or Guarantors from that set forth in said financial statements which would reasonably be expected to have or has had a Material Adverse Effect. No Borrower has incurred any Indebtedness (including any guaranty, hold harmless or similar arrangement with respect to any Indebtedness) except for Permitted Indebtedness, and all such Permitted Indebtedness (including such guaranties, hold harmless and similar arrangements in respect of Permitted Indebtedness) are accurately described on Schedule 4(c) to the extent incurred under clauses (b), (c), (g), or (h) of the definition of Permitted Indebtedness.

(d) Agreements. No Loan Party is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have or does have a Material Adverse Effect. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Loan Party or any property or assets of such Borrower is bound, which default or failure would reasonably be expected to result in a Material Adverse Effect.

(e) Solvency. Each Loan Party has (a) not entered into the transaction contemplated hereby or executed the Notes, this Agreement or any other Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents to which such Loan Party is a party. After giving effect to the Loans and the transactions contemplated on the Effective Date (including after giving effect to the consummation of the Custom Foods Acquisition), the fair saleable value of the assets of each Loan Party exceeds and will, immediately following the making of the Loans, exceed the total liabilities of such Loan Party, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against any Loan Party in the last ten (10) years, and no Loan Party in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any creditors’ rights laws. No Loan Party is contemplating either the filing of a petition by it under any creditors’ rights laws or the liquidation of all or a major portion of such Loan Party’s assets or property, and no Loan Party has Knowledge of any Person contemplating the filing of any such petition against any Borrower or any Guarantor.

(f) Insurance. Each Borrower has obtained and has delivered to Lender certified copies of all policies or, to the extent such policies are not available as of the Effective Date, certificates of insurance with respect to all such policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Each Borrower has maintained insurance throughout all relevant periods of operation without any gaps in coverage. No claims are pending under any of the policies, and to each Loan Party’s Knowledge, no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the policies.

(g) Taxes. Each Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. No Borrower knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years. No Borrower is currently under any extension with respect to the filing or payment of taxes, nor is any Borrower subject to any pending audit.

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(h) OFAC. None of the Loan Parties, nor any Person who controls any Loan Party currently is identified by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or otherwise qualifies as an Embargoed Person, and each Loan Party has implemented procedures to ensure that no Person who now or hereafter owns a direct or indirect Equity Interest in such Loan Party is an Embargoed Person or is controlled by an Embargoed Person. The proceeds of the Loans will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, an Embargoed Person.

(i) Full and Accurate Disclosure. No statement of fact made by or on behalf of any Loan Party in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of any Loan Party contains any untrue statement of a material fact or omits to state any material fact, to such Loan Party’s Knowledge, necessary to make statements contained herein or therein not misleading.

(j) Place of Business; Chief Executive Office. Each Loan Party’s primary place of business and chief executive office is at the address provided in Section 13 below, regardless of whether such Loan Party has multiple offices at which it conducts business.

(k) Custom Foods Acquisition. Borrowers have provided to Lender true, correct and complete copies of the Custom Foods Purchase Agreement and the other ancillary documents related to the Custom Foods Acquisition (collectively, the “Custom Foods Acquisition Documents”), including true, correct and complete copies of the final disclosure schedules referenced in and/or attached thereto. To each Borrower’s knowledge, all of the representations and warranties set forth in the Custom Foods Acquisition Documents are true and correct. All of the conditions precedent to the “Closing” as defined in the Custom Foods Purchase Agreement have been fulfilled (or waived to the satisfaction of Lender) other than the payment of the purchase price due at such Closing. Immediately upon the funding of the Initial Term Loan, the “Closing” under the Custom Foods Purchase Agreement shall be consummated in accordance with the terms and conditions thereof and all applicable laws.

As used herein, the term “to Loan Party’s Knowledge” or words to that effect shall mean the current, actual knowledge of the applicable Loan Party, the Individual Guarantor or other Person with the ability to control the operations or affairs of such Loan Party.

5. COVENANTS. Each Loan Party, as applicable, hereby covenants and agrees at all times during the term of the Loans described herein as follows:

(a) Required Financial Ratios. Borrowers shall at all times be required to maintain the following financial covenants (each, a “Financial Covenant”):

(i) Borrowers shall maintain a Maximum Senior Debt to EBITDA Ratio of no greater than 3.00 to 1.00; and

(ii) Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 2.00 to 1.00.

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Each Borrower agrees to cooperate with Lender to facilitate Lender’s testing of the above Financial Covenants. Such cooperation shall include, without limitation, promptly furnishing such information as is requested by Lender to allow Lender to facilitate such tests, including but not limited to promptly submitting a Quarterly Compliance Certificate in the form attached as Exhibit F hereto (each a “Quarterly Compliance Certificate”) concurrently with delivery of the applicable financial statements under Section 5(h)(i). Any financial statements provided by Borrowers pursuant to this Section 5(a) shall be certified as true and correct by each Borrower’s Chief Financial Officer (or other officer approved by Lender) and otherwise in form and substance acceptable to Lender. Lender shall test such Financial Covenants as of the last day of each fiscal quarter ending on or after September 30, 2026. Annual year-end adjustments and reconciliations made after submission of any Quarterly Compliance Certificate, may be made without penalty and if any adjustments or reconciliations are made, an updated copy of such year-end Quarterly Compliance Certificate may be submitted to Lender without penalty and without causing any Event of Default due solely to a delay in delivering such Quarterly Compliance Certificate.

(b) Use of Proceeds. Unless otherwise agreed in writing by Lender, each Borrower shall use the proceeds solely to (i) with respect to the Initial Term Loan, fund a portion of the purchase price of the Custom Foods Acquisition, (ii) with respect to the Line of Credit, provide general working capital for any Borrower, (iii) with respect to the Accordion Term Loans, to repay the Starco Bridge Note and provide general working capital for any Borrower, and (iv) pay costs and expenses associated with this financing.

(c) Subordination and Restricted Payments.

(i) All present and future Junior Debt shall be and is subordinate and junior in right of payment and collection to the payment and collection in full of all present and future indebtedness, obligations and liabilities of Borrowers to Lender under the Notes. Each Borrower agrees that any and all Encumbrances owned, claimed, or held, or to be owned, claimed or held with respect to the Junior Debt are and shall be in all respects subordinate and junior to any and all Encumbrances owned, claimed or held, or to be owned, claimed or held by Lender as security for the obligations under this Agreement and the Notes.

(ii) No Borrower shall make any Restricted Payment, unless (i) no Event of Default has occurred and is continuing, (ii) Borrowers are in compliance with the Financial Covenants listed in Section 5(a) hereof, and (iii) an EBITDA to All Interest and Loan Amortization Ratio of at least 1.20 to 1.00 is maintained by Borrowers before and after giving pro forma effect to such Restricted Payment, in which case, Borrowers may then make, and members/shareholders and other creditors with respect to the Restricted Payment may receive, accept or retain any such Restricted Payment.

(iii) No Borrower shall, without the prior written consent of the Lender, amend, modify or otherwise change the terms of any Junior Debt; provided that no such consent shall be required with respect to any amendment, modification or change (A) that is not materially adverse to the Lender or (B) made in connection with any increase in the principal amount of such Junior Debt (excluding any Debt incurred on the Custom Foods Acquisition Effective Date with respect to the Custom Foods Earnout).

(d) Maintenance of Property; No Encumbrances. Each Borrower shall at all times maintain, in good order, condition and repair, free of Encumbrances (other than Permitted Encumbrances) and in compliance with all applicable laws, the business of such Borrower, assets and properties of such Borrower, including (without limitation) the Personal Property Collateral of such Borrower.

(e) Taxes. Each Borrower shall timely pay all applicable taxes and other charges now existing or hereafter levied against such Borrower or the Personal Property Collateral of such Borrower, and any taxes on the income of the business of such Borrower, subject to such Borrower’s good faith right to contest, at such Borrower’s expense, the validity or application in whole or part of such taxes, provided that there is no Event of Default then continuing under the Loan Documents.

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(f) Litigation; Notices of Default. Each Loan Party shall give Lender prompt written notice of (i) any litigation or governmental proceedings against any such Loan Party or the Personal Property Collateral, which might reasonably be expected to have a Material Adverse Effect, (ii) any Default or Event of Default under the Loan Documents and (iii) any notices of default received from any lender or material contractor of any Borrower.

(g) Sale of Interest in any Borrower. Lender’s written consent shall be obtained prior to the sale, transfer or assignment, directly or indirectly, of 25% or more of the membership interests or capital stock (voting or non-voting) or any other ownership interests in any Borrower, either in a single transaction or in a series of transactions, to any Person, such consent not to be unreasonably withheld or delayed (but which may require additional collateral or guaranties as a condition to such consent). Notwithstanding the foregoing, the Borrower may complete the business reorganization with the Starco Group Borrowers that has been discussed with Lender, or any other business reorganization, in each such case subject to the express written approval of Lender (which approval shall not be unreasonably withheld or delayed, and may be conditioned upon the execution and delivery of such additional Loan Documents, such amendments to Loan Documents, and such other related deliverables, in each case as required by the Lender in its reasonable discretion).

(h) Financials. Borrowers shall furnish to Lender such reports and financial information regarding Borrowers and Guarantors as Lender may from time-to-time reasonably request, which shall include, without any further request therefor:

(i) no later than sixty (60) days after the end of each fiscal quarter: (1) quarterly company prepared financial statements for Borrowers, (2) Starco’s quarterly unaudited consolidated financial statements filed with the SEC on Form 10Q for such fiscal quarter, and (3) quarterly accounts receivable and accounts payable aging reports for Borrowers, in each case in form, scope and detail reasonably satisfactory to Lender

(ii) within thirty (30) days after their filing, copies of the federal income tax returns of Borrowers and Guarantors,

(iii) no later than ninety (90) days (or, with respect to clauses (1) and (2) below, by the date on which the applicable report is required to be filed with the SEC, including any extension period available under applicable SEC rules) after the end of each fiscal year: (1) an annual financial statement for each Guarantor, (2) Starco’s annual audited financial statements filed with the SEC on Form 10K for such fiscal year, and (3) annual accounts receivable and accounts payable aging reports for Borrowers, in each case in form, scope and detail reasonably satisfactory to Lender. Annual year-end adjustments and reconciliations made after submission of any quarterly financial statement, may be made without penalty and if any adjustments or reconciliations are made, an updated copy of such quarterly financial statement may be submitted to Lender without penalty and without causing any Event of Default due solely to a delay in delivering such quarterly financial statement.

(i) Indebtedness and Strict Prohibition on MCAs and Other Prohibited Financing Programs. No Borrower shall create, incur, assume, or be liable for any Indebtedness (including any guaranty, hold harmless or similar arrangement with respect to any Indebtedness), other than Permitted Indebtedness. NO BORROWER OR ANY SUBSIDIARIES OF ANY BORROWER SHALL ENTER INTO ANY MERCHANT CASH ADVANCE FINANCING ARRANGEMENT OR ANY OTHER PROHIBITED FINANCING PROGRAM. FOR THE AVOIDANCE OF DOUBT, THE ENTRY INTO ANY MERCHANT CASH ADVANCE FINANCING ARRANGEMENT OR ANY OTHER PROHIBITED FINANCING PROGRAM SHALL BE AN IMMEDIATE EVENT OF DEFAULT UNDER THE LOAN DOCUMENTS AND SHALL ENTITLE THE LENDER TO EXERCISE ANY AND ALL RIGHTS AND REMEDIES OF LENDER UNDER THE LOAN DOCUMENTS IN ACCORDANCE WITH THE TERMS THEREOF.

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(j) Performance by Loan Parties. Each Loan Party, as applicable, shall, in a timely manner, observe and perform in all material respects each and every covenant and provision to be performed by such Loan Party under the Loan Documents.

(k) Organization.

(i) So long as the Loans remain outstanding, no Borrower shall create, own, or acquire any subsidiary (other than Custom Foods, ICC and SFB AcqCo pursuant to the Custom Foods Acquisition), without the prior written consent of Lender (which consent shall not unreasonably be withheld or delayed). Notwithstanding the foregoing, the Borrower may complete the business reorganization with the Starco Group Borrowers that has been discussed with Lender, or any other business reorganization or acquisition, and create one or more unrestricted subsidiaries in connection therewith, in each such case subject to the express written approval of Lender (which approval shall not be unreasonably withheld or delayed, and may be conditioned upon the execution and delivery of such additional Loan Documents, such amendments to Loan Documents, and such other related deliverables, in each case as required by the Lender in its reasonable discretion).

(ii) No Borrower will directly or indirectly, materially amend or otherwise materially modify any Custom Foods Acquisition Document without the prior written consent of Lender, such consent not to be unreasonably withheld. Borrowers shall, prior to entering into any material amendment or other material modification of any of the foregoing documents (or such later time as the Lender may agree from time to time in its sole discretion), deliver to Lender reasonably in advance of the execution thereof, any final or execution form copy of material amendments or other material modifications to such documents.

(l) Insurance. Borrowers will maintain with financially sound and reputable insurance companies, insurance against loss or damage and liability with coverage of no less than $18,000,000. Each Borrower’s insurance shall name Lender as lender loss payee and/or additional insured, as applicable, and shall provide for at least 30 days advance notice to Lender prior to any non-renewal or cancellation (except, in the case of non-payment, notice may be 15 days), and such other endorsements as Lender may reasonably request from time to time.

(m) Additional Borrowers.

(i) Upon consummation of the Custom Foods Acquisition on the Custom Foods Acquisition Effective Date, the Loan Parties shall cause each of Custom Foods, ICC and SFB AcqCo to: (1) execute and deliver to Lender an Additional Borrower Joinder Agreement to become a “Borrower” under the Loan Documents; (2) deliver to Lender executed copies of (A) the Security Agreement (Additional Borrowers), (B) the Collateral Assignment of Acquisition Documents, (C) the Collateral Assignment of RWI Policy and (D) the Custom Foods Earnout Subordination Agreement; (3) deliver evidence (including, without limitation, documentation, consents and filings) that the Encumbrances in favor of Lender are valid, enforceable, properly perfected in a manner reasonably acceptable to Lender and prior to all others’ rights and interests, except Permitted Encumbrances; (4) deliver to Lender a certificate of good standing for each Additional Borrower from its respective state of formation; (5) Lender shall have received UCC lien search results satisfactory to Lender that the Encumbrances in favor to Lender with respect to the Collateral are perfected first-priority liens (subject to Permitted Encumbrances); (6) deliver to Lender evidence from each Additional Borrower that the execution, delivery and performance by such Person of this Agreement and any instrument or agreement required under this Agreement have been duly authorized; (7) deliver to Lender a certificate of a duly authorized officer of each Additional Borrower attaching and certifying the accuracy and completeness of the organizational documents of such Person, and the requisite entity approval for entering into the Additional Borrower Joinder Agreement, this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby; (8) deliver to Lender certificates of liability insurance and property insurance for each Additional Borrower in form and substance satisfactory to Lender and otherwise in compliance with the insurance requirements set forth in Section 5(l) in accordance with Section 5(n); and (9) execute and deliver to Lender such additional documents (including legal opinions), agreements, certificates, filings, diligence and other information as Lender may request, in each case in respect of the foregoing clauses (1) through (9), in form and substance reasonably satisfactory to Lender.

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(ii) From time to time after the Effective Date, an Affiliate of a Loan Party may, with the prior written consent of the Lender (such consent shall be in the Lender’s sole discretion and may be conditioned upon all such agreements, documents, conditions, limitations and other requests as Lender may condition its consent on in its sole discretion), become a party to this Agreement as a Borrower and be deemed a Borrower for all purposes of this Agreement and the other Loan Documents by execution and delivery to the Lender of an Additional Borrower Joinder Agreement and such other such additional documents (including legal opinions), agreements, certificates, filings, diligence and other information as Lender may request. No Additional Borrower shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto (1) the representations and warranties set forth in the Loan Documents shall be true and correct, (2) such Additional Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto, and (3) no Default or Event of Default shall have occurred and be continuing.

(n) Post-Closing Matters. Borrowers agree that Borrowers shall deliver to Lender the documents set forth on Schedule 5(n), in form and substance reasonably satisfactory to Lender, and/or take the actions set forth on Schedule 5(n), in a manner reasonably acceptable to Lender, on or before the deadlines set forth in Schedule 5(n) (as such deadlines may be extended or waived by Lender in writing in its sole discretion).

6. CLOSING DELIVERABLES. Before Lender is required to extend any credit to Borrowers under this Agreement, it must receive all documents and other items it may reasonably require, in form and content acceptable to Lender, including without limitation the items specifically listed below.

(a) Authorization. If any Borrower or any other Affiliate is anything other than a natural person, evidence that the execution, delivery and performance by such Borrower and/or such Affiliate of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

(b) Officer’s Certificate. A certificate of a duly authorized officer of each Borrower attaching and certifying the accuracy and completeness of the organizational documents of such Borrower, and the requisite entity approval for entering into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

(c) Term Loan Note. The Term Loan Note.

(d) Line of Credit Note. The Line of Credit Note.

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(e) Guaranties. The Guaranty signed by the Guarantors for the benefit of Lender.

(f) Pledge Agreements. The Pledge Agreements signed by the applicable Pledgor pledging all their respective Equity Interests, as applicable, in the Pledged Collateral.

(g) Security Agreements. The Security Agreements signed by the applicable Borrower granting an Encumbrance in all applicable Personal Property Collateral.

(h) Subordination Agreements. Subordination Agreements in respect to all Junior Debt, including the Custom Foods Earnout Subordination Agreement.

(i) Perfection and Evidence of Priority. Lender’s satisfaction that subject to recordation of the UCC-1’s and delivery of stock certificates and stock powers to be made on a post-closing basis, the Encumbrances in favor of Lender are valid, enforceable, properly perfected in a manner acceptable to Lender and prior to all others’ rights and interests, except Permitted Encumbrances which have priority by operation of law, including any security given in support of any Guaranties, if applicable.

(j) Payment of Fees. Payment of all fees, expenses and other amounts due and owing to Lender. If any fee is not paid in cash, Lender may, in its discretion, treat the fee as a principal advance under this Agreement or deduct the fee from the proceeds of the Loans.

(k) Good Standing. Certificates of good standing for each Borrower from their respective states of formation and from any other state in which any Borrower is qualified to conduct its business.

(l) ACH Authorization. A Recurring ACH Payment Authorization, in form attached as Exhibit G, allowing Lender to establish payments on the Notes directly from the applicable Borrower’s account(s) held by its financial institutions (including, but not limited to, Lender).

(m) UCC Searches. Lender shall have received UCC lien search results satisfactory to Lender.

(n) Payoff Letters. Payoff letters and/or acknowledgements of payoff for all existing Indebtedness to be repaid on the Effective Date, confirming that all Encumbrances upon any of the property of Borrowers constituting Collateral will be terminated concurrently with such payment.

(o) Insurance. Subject to Section 5(n), certificates of liability insurance and property insurance for each Borrower naming Lender as lender loss payee and/or additional insured, as applicable, in form and substance satisfactory to Lender and otherwise in compliance with the insurance requirements set forth in Section 5(l).

(p) No Default or Event of Default. Immediately after giving effect to this Agreement, no Default or Event of Default under any of the Loan Documents shall have occurred and be continuing on the date hereof, or would exist immediately after giving effect to this Agreement.

(q) Representations and Warranties. Each of the representations and warranties contain in Section 4 of this Agreement shall be true and correct in all material respects on and as of the Effective Date.

(r) Custom Foods Acquisition Documents. Receipt by Lender of executed copies of the Custom Foods Acquisition Documents and evidence of the consummation of the Custom Foods Acquisition (or that the Custom Foods Acquisition will close substantially contemporaneously with the funding of the Initial Term Loan hereunder in the manner contemplated in the Custom Foods Acquisition Documents) in accordance with applicable law and in accordance with the terms of the Custom Foods Purchase Agreement (without amendment, modification or waiver of any provisions thereof that would be adverse to Lender without consent of Lender).

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(s) Collateral Assignments. (i) The Collateral Assignment of Acquisition Documents executed by Starco Manufacturing in favor of Lender, and (ii) the Collateral Assignment of RWI Policy executed by Starco Manufacturing, the Seller and the insurer under the Custom Foods RWI Policy in favor of Lender, each dated as of the Custom Foods Acquisition Effective Date.

7. EVENTS OF DEFAULT.

(a) An event of default (each, an “Event of Default”) shall exist (or be determined to exist) upon the occurrence of any of the events set forth in Section 2.01 of any of the Notes. In addition to the foregoing, it shall be an Event of Default if (i) any Borrower fails to deliver to Lender a complete and executed Quarterly Compliance Certificate within ten (10) days following Borrower providing quarterly financial statements as required under Section 5(h)(i) or (ii) Borrower fails to comply with any covenant contained in Section 5(a).

(b) In the event Borrower fails to comply with the financial covenants set forth in Section 5(a), any cash equity contribution (which equity will be in the form of Equity Interests (in the case of preferred stock, without any requirement to make any payments in cash in respect thereof and otherwise on terms reasonably acceptable to the Lender), or Junior Debt) made to any Borrower on or prior to the day that is ten (10) Business Days after the day on which financial statements and a Quarterly Compliance Certificate are required to be delivered for such fiscal quarter will, by notice to Lender, be included in the calculation of EBITDA solely for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter and each subsequent period that includes such fiscal quarter (such cure right, an “Equity Cure Right” and any such equity contribution so included in the calculation of EBITDA, an “Equity Cure Contribution”); provided that (i) the Equity Cure Right may not be exercised for more than two (2) fiscal quarters during any period of four (4) consecutive fiscal quarters, (ii) no more than four (4) Equity Cure Contributions may be made during the term of this Agreement, (iii) the amount of any Equity Cure Contribution in any period will be no greater than the amount required to cause the Borrower to be in compliance with such financial covenant(s) for such period, (iv) each Equity Cure Contribution shall be counted solely for the purposes of determining compliance with the financial covenants and shall not be included for the purposes of determining the availability or amount of any covenant baskets or carve-outs, if any, and (v) neither Borrower shall be permitted to distribute or dividend any proceeds from such Equity Cure Contribution until the first fiscal quarter that Borrower is in compliance with the financial covenants set forth in Section 5(a) without the inclusion of such Equity Cure Contribution in the calculation of EBITDA.

8. REMEDIES. Upon the occurrence of an Event of Default, Lender shall have all remedies available at law or equity, including without limitation those set forth in Section 2.02 of any of the Notes.

9. WAIVER. To the fullest extent permitted by law, each Borrower hereby waives presentment for payment, notice of nonpayment, demand, dishonor and protest.

10. LOAN FEES AND EXPENSES.

(a) Borrowers shall pay (i) on the Effective Date to Lender, in consideration of Lender’s agreement to make the Loans, a non-refundable fee in an amount equal to two percent (2.00%) of the Term Loan Amount on the Effective Date (i.e., Two Hundred Twenty Thousand Dollars ($220,000)), and (ii) on each Accordion Effective Date to Lender, in consideration of Lender’s agreement to make the Accordion Term Loans, a non-refundable fee in an amount equal to two percent (2.00%) of such Term Loan Increase on such Accordion Effective Date, which, in each case, shall be due and payable in full, and paid out of the proceeds of each Accordion Term Loan, on the funding of each Accordion Term Loan under this Agreement. Each Borrower represents and warrants to Lender that there are no brokers, advisors or other third-parties to whom payments are required to be made on behalf of Borrowers or Guarantors with proceeds of the Loans.

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(b) The foregoing non-refundable fees do not include legal fees, filing fees, delivery charges, UCC fees, and similar amounts which will be charged separately to Borrowers and payable at the time of the funding of the Initial Term Loan or Accordion Term Loan, as applicable, or to the extent that such amounts are not readily available at the time of the funding of the Initial Term Loan or the Accordion Term Loan, as applicable, then within ten (10) Business Days following delivery of the invoice of such amounts to Borrowers, and each Borrower hereby authorizes and directs Lender to initiate an ACH or other money transfer from such Borrower’s financial institution to pay such legal fees, filing fees and other charges as may be due and payable by Borrowers hereunder.

(c) Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Lender) in connection with the Loans provided for herein, the preparation, negotiation, execution, syndication, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof, (ii) all reasonable out-of-pocket expenses incurred by Lender in connection with obtaining and maintaining continuously perfected Encumbrances with the priority contemplated by this Agreement and the other Loan Documents, (iii) all costs and expenses incurred in connection with any post-closing matters contemplated by this Agreement, and (iv) all out of pocket expenses incurred by Lender (including the fees, charges and disbursements of any counsel for Lender and the retention of one or more financial consultants or advisors designated by Lender in connection with the analysis of business issues arising post-closing) in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loan. In addition, Borrowers shall pay any and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of, or otherwise with respect to, any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The provisions of this section shall survive the closing of the Loans, the satisfaction and payment of the Indebtedness evidenced by the Notes and any cancellation of the Loan Documents.

11. INDEMNIFICATION. Each Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, its members, employees, attorneys and agents (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature, which may be imposed on, incurred by, or asserted against, any Indemnified Party in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans and the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, any other instruments and documents delivered hereunder or thereunder, or under any other agreement between any Borrower and Lender; provided, however, that no Borrower shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. The provisions of this section shall survive the closing of the Loans, the satisfaction and payment of the Indebtedness evidenced by the Notes and any cancellation of the Loan Documents.

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12. GENERAL AGREEMENTS.

(a) Business Purpose Loans. Each Borrower represents and warrants that to its knowledge the Loans evidenced by this Agreement are exempted transactions under the Truth In Lending Act, 15 U.S.C. §§1601, et seq.

(b) Time. Time is of the essence hereof.

(c) Governing Law. This Agreement is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of California, without regard to its conflict of laws provisions.

(d) Amendments. This Agreement may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

(e) No Joint Venture. Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of any Borrower or of any lessee, operator, concessionaire or licensee of any Borrower in the conduct of its business, and by the execution of this Agreement, each Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate..

(f) Disbursement. This Agreement has been made and delivered in Pasadena, California and all funds disbursed to or for the benefit of Borrowers will be disbursed in Pasadena, California.

(g) Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and enforceable against Borrowers and Guarantors and their respective permitted successors and assigns. This Agreement shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

(h) Severable Loan Provisions. If any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the remaining provisions, to the maximum extent permitted by law, shall remain in full force and effect.

(i) Rules of Construction. The parties acknowledge that the parties have reviewed and revised this Agreement and the other Loan Documents and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

(j) Savings Clause. Notwithstanding anything to the contrary in this Agreement, (i) all agreements between Borrowers and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum rate permitted by law (the “Highest Lawful Rate”), and (ii) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Highest Lawful Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrowers to Lender, or if there is no such indebtedness, shall immediately be returned to Borrowers.

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(k) Assignability. Lender shall have the right, in its sole discretion, to assign, sell or transfer its interest in the Loans and any Collateral provided hereunder, whether by operation of law or otherwise. In such event, all references in the Loan Documents to Lender shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrowers shall accord full recognition to any such assignment, and all rights and remedies of Lender in connection with the interest so assigned shall be as fully enforceable by such assignee as they were by Lender before such assignment. In connection with any such assignment, Lender shall be entitled to disclose to the proposed assignee any information that any Borrower has delivered to Lender, provided such assignee agrees to treat such information as confidential. Upon such assignment, Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, Lender may at any time sell one or more participations in the Loans. No Borrower may assign its interest in this Agreement, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender, in Lender’s sole discretion.

(l) Execution in Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Agreement, the parties may execute and exchange signature pages by electronic mail (*.pdf or similar file types). The parties further agree that counterparts of this Agreement may be signed electronically via Adobe Sign®, DocuSign® protocols or other electronic platforms. All such signatures may be used in the place of original “wet ink” signatures to this Agreement and shall have the same legal effect as the physical delivery of an original signature.

(m) Further Assurances. In addition to the acts and deeds required hereunder, each Borrower agrees to perform, execute and deliver such further documents and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further provide for the delivery or perfection of the Loans provided hereunder.

(n) Acknowledgement. Each Borrower acknowledges the law firm of Dorsey & Whitney LLP (the “Firm”) has prepared this Agreement and the other Loan Documents on behalf of Lender. The Firm does not represent Borrowers, Guarantors, or Pledgors in connection with this Agreement or any other Loan Document, nor possess fiduciary duties to Borrowers, Guarantors, or Pledgors in connection with this Agreement or any other Loan Document, and Borrowers, Guarantors, and Pledgors have had the opportunity to engage his or her own independent tax and legal counsel in connection with the Loans and the execution of the Loan Documents.

(o) Business Day. If the payment or performance by any Loan Party is due on a day that is not a Business Day, then such payment or performance shall be due on the next succeeding day that is a Business Day.

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13. NOTICES. Any notice to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered, by Federal Express® or similar nationally recognized overnight delivery service, or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed as follows, or at such other address as one of the parties may hereafter designate in writing to the other party in accordance with this Section 13:

Lender:	Pasadena Private Lending Inc. 2 North Lake Avenue, Suite 510 Pasadena, California 91101 Attn: Jason Shlecter

With a copy to:	Dorsey & Whitney, LLP 200 Crescent Court Suite 1600 Dallas, Texas 75201 Attn: Larry Makel

Borrowers:	Ross Sklar
706 N Citrus Ave., Los Angeles, CA, 90038

With a copy to:	Peter Hogan
1000 Wilshire Blvd., Suite 1500
Los Angeles, CA, 90017

Guarantors:	the address set forth next to each Guarantor’s signature on the signature page(s) hereof

14. CONSENT TO JURISDICTION. TO INDUCE LENDER TO ACCEPT THIS AGREEMENT, EACH LOAN PARTY IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN LOS ANGELES COUNTY, CALIFORNIA. EACH LOAN PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN LOS ANGELES COUNTY, CALIFORNIA, WAIVES PERSONAL SERVICE OF PROCESS UPON SUCH LOAN PARTY, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESS STATED IN THIS AGREEMENT AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

15. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) EACH LOAN PARTY AND LENDER (BY ACCEPTANCE OF THIS AGREEMENT), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (ii) ARISING FROM ANY BUSINESS RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT (COLLECTIVELY, THE FOREGOING CLAUSES (i) AND (ii), “RIGHTS”), AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES; PROVIDED THAT THE FOREGOING SHALL NOT LIMIT THE LOAN PARTIES’ INDEMNIFICATION OBLIGATIONS TO THE INDEMNIFIED PARTIES PURSUANT TO SECTION 11.

(b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 15(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION 15(b) SHALL APPLY. EACH LOAN PARTY AND LENDER AGREE THAT ANY DISPUTES ARISING IN CONNECTION WITH THEIR RESPECTIVE RIGHTS (AS DEFINED IN SECTION 15(a), SHALL BE RESOLVED (AND A DECISION SHALL BE RENDERED) BY WAY OF A GENERAL REFERENCE AS PROVIDED FOR IN PART 2, TITLE 8, CHAPTER 6 (§ 638 ET. SEQ.) OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY SUCCESSOR CALIFORNIA STATUTE GOVERNING RESOLUTION OF DISPUTES BY A COURT APPOINTED REFEREE.

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16. JOINT AND SEVERAL LIABILITY.

(a) Each Borrower agrees that it is jointly and severally liable to Lender for the payment of all obligations arising under this Agreement, and that such liability is independent of the obligations of the other Borrower(s). Each obligation, promise, covenant, representation and warranty in this Agreement shall be deemed to have been made by, and be binding upon, each Borrower, unless this Agreement expressly provides otherwise. Lender may bring an action against any Borrower, whether an action is brought against the other Borrower(s).

(b) Each Borrower agrees that any release which may be given by Lender to the other Borrower(s) or any Guarantor or Pledgor will not release such Borrower from its obligations under this Agreement.

(c) Each Borrower waives any right to assert against Lender any defense, setoff, counterclaim, or claims which such Borrower may have against the other Borrower(s) or any other party liable to Lender for the obligations of such Borrower under this Agreement.

(d) Each Borrower waives any defense by reason of any other Borrower’s or any other person’s defense, disability, or release from liability. Lender can exercise its rights against each Borrower even if any other Borrower or any other person no longer is liable because of a statute of limitations or for other reasons.

(e) Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Borrower(s) and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require Lender to disclose to such Borrower any information which Lender may now or hereafter acquire concerning the financial condition of the other Borrower(s).

(f) Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Agreement (other than any notices required to be delivered under the Loan Documents). Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower and all rights to any other notices to any party liable on any of the credit extended under this Agreement.

(g) Each Borrower represents and warrants to Lender that each Borrower will derive benefit, directly and indirectly, from the collective administration and availability of credit under this Agreement. Each Borrower agrees that Lender will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement.

(h) Until all obligations of Borrowers to Lender under this Agreement have been paid in full and any commitments of Lender or facilities provided by Lender under this Agreement have been terminated, each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), which such Borrower may now or hereafter have against any other Borrower with respect to the indebtedness incurred under this Agreement.

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(i) Each Borrower waives any right to require Lender to proceed against any other Borrower or any other person; proceed against or exhaust any security; or pursue any other remedy. Further, each Borrower consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Borrower under this Agreement or which, but for this provision, might operate as a discharge of any Borrower.

(j) Lender represents and warrants to Borrowers that each Borrower’s commitment to repay the Loans pursuant to the terms of this Agreement and the other Loan Documents and granting Encumbrances on the Collateral to secure such repayment pursuant to the Security Agreements are material inducements to and consideration for Lender entering into this Agreement and making the Loans and that Lender would not be entering into this Agreement and making the Loans otherwise.

17. CUSTOMER IDENTIFICATION - USA PATRIOT ACT NOTICE; OFAC AND BANK SECRECY ACT. Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies the Loan Parties, which information includes the name and address of the Loan Parties and such other information that will allow Lender to identify the Loan Parties in accordance with the Act. In addition, each Loan Party shall (i) ensure that no person who owns a controlling interest in or otherwise controls such Loan Party or any subsidiary of such Loan Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause its Affiliates to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

LENDER:	PASADENA PRIVATE LENDING INC., a Delaware corporation
	By:	/s/ Jason Schlecter
	Name:	Jason Shlecter
	Title:	Secretary

BORROWERS:	STARCO BRANDS, INC., a Nevada corporation
	By:	/s/ Ross Sklar
	Name:	Ross Sklar
	Title:	Chief Executive Officer

STARCO BRANDS, LLC,
a Nevada limited liability company

	By:	/s/ Ross Sklar
	Name:	Ross Sklar
	Title:	Chief Executive Officer

STARCO MANUFACTURING, LLC,
a Nevada limited liability company

	By:	/s/ Ross Sklar
	Name:	Ross Sklar
	Title:	Chief Executive Officer

THE AOS GROUP INC.,
a Delaware corporation

	By:	/s/ Ross Sklar
	Name:	Ross Sklar
	Title:	Chief Executive Officer

SOYLENT NUTRITION, INC.,
a Delaware corporation

	By:	/s/ Ross Sklar
	Name:	Ross Sklar
	Title:	Chief Executive Officer

SKYLAR BODY, LLC,
a Delaware limited liability company

	By:	/s/ Ross Sklar
	Name:	Ross Sklar
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO LOAN AGREEMENT]

WHIPSHOTS, LLC,
a Wyoming limited liability company

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	Chief Executive Officer

WHIPSHOTS HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	Chief Executive Officer

[SIGNATURE PAGE TO LOAN AGREEMENT]

GUARANTORS:

Address:
/s/ Ross Sklar
706 N Citrus Ave.,	Ross Sklar, an individual
Los Angeles, CA, 90038

[REDACTED] IRREVOCABLE TRUST

Address:

	By:	/s/ Marin Sklar
706 N Citrus Ave.,	Name:	Marin Sklar
Los Angeles, CA, 90038	Title:	Trustee

[REDACTED] IRREVOCABLE TRUST

Address:

	By:	/s/ Marin Sklar
706 N Citrus Ave.,	Name:	Marin Sklar
Los Angeles, CA, 90038	Title:	Trustee

[REDACTED] IRREVOCABLE TRUST

Address:

	By:	/s/ Marin Sklar
706 N Citrus Ave.,	Name:	Marin Sklar
Los Angeles, CA, 90038	Title:	Trustee

[REDACTED] TRUST

Address:

	By:	/s/ Ross Sklar
706 N Citrus Ave.,	Name:	Ross Sklar
Los Angeles, CA, 90038	Title:	Trustee

[SIGNATURE PAGE TO LOAN AGREEMENT]